Exhibit 16.1

May 10, 2007

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Hechinger Liquidation Trust’s statements included under Item 4.01 (a) of its Form 8-K/A dated May 10, 2007, and we agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

We understand that this letter will be filed as an exhibit to the Liquidation Trust’s report on Form 8-K/A.

Very truly yours,

/s/ Kaiser Scherer & Schlegel, PLLC McLean, Virginia